Exhibit 16


                      [SMITH & EGGLESTON, P.C. LETTERHEAD]




                                  April 2, 1998




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

         Re:  Mid-Atlantic Community BankGroup, Inc.

Ladies and Gentlemen:

         We have read Item 4 of the Current Report on Form 8-K, dated March 31, 1998 (the "Form 8-K"), prepared by Mid-Atlantic Community BankGroup, Inc. (the "Company") and are in agreement with the statements concerning our firm in the Form 8-K. We have no basis to agree or disagree with other statements of the Company contained in the Form 8-K.

                                            Sincerely,

                                            Smith & Eggleston, P.C.

                                            /s/ Smith & Eggleston, P.C.
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